PricewaterhouseCoopers LLP
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Report of Independent Registered Public
Accounting Firm

To the Trustees of DWS Value Equity Trust and the Shareholders of DWS S&P 500 Plus Fund:

In planning and performing our audit of the financial statements of DWS S&P 500 Plus Fund (the "Fund"), as of and for the year ended February 28, 2010, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing
procedures for the purpose of expressing our
 opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the
effectiveness of the
Fund's internal control over financial repo rting. Accordingly, we do not express an opinion on the effectiveness of the Fund's internal control over financial reporting.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to
assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally
accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being
made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or
disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future periods
 are subject to the risk
that controls may become inadequate because of changes in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
 However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2010.

This report is intended solely for the information
 and use of the Trustees, management, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
April 22, 2010